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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 29, 2000 included in Visual Data Corporation's Form 10-KSB/A Amendment No. 4 for the year ended September 30, 2000, and our report dated April 27, 2001 included in Visual Data Corporation's Form 8-K/A Amendment No. 1 dated May 2, 2001, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
   June 22, 2001.